UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2008

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)           Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.02, Non-Reliance on Previously Issued Financial Statements

On August 12, 2008, the chief financial officer of the Corporation concluded that our previously reported consolidated financial statements included in our quarterly reports for the periods listed below should no longer be relied upon:

•	Our quarterly report for the period ended March 31, 2007 filed with the Securities and Exchange Commission ("SEC") on May 15, 2007.

•	Our quarterly report for the period ended June 30, 2007 filed with the SEC on August 14, 2007.

•	Our quarterly report for the period ended September 30, 2007 filed with the SEC on December 11, 2007.

In the review, it was determined that the above-referenced reports contained errors relating to the accounting for the beneficial conversion feature of convertible notes which will result in a restatement of the above-mentioned reports.

The Corporation’s chief financial officer discussed the matter with Williams and Webster P.S., the Corporation’s independent certified public accounting firm. Williams and Webster P.S. was not the Corporation’s auditor at the time of filing of the above mentioned reports.

Management is in the process of preparing filings to remedy these errors. Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 12, 2008

HUNTMOUNTAIN RESOURCES LTD.

By /s/ Bryn Harman
      Bryn Harman, Chief Financial Officer